Exhibit 10.2

EXECUTION COPY

SECOND AMENDMENT

TO

FORBEARANCE AGREEMENT

SECOND AMENDMENT, dated as of September 30, 2011 (this “Second Amendment”) to that certain Forbearance Agreement, dated June 30, 2011 (as amended, the “Forbearance Agreement”), among Hill International, Inc. as borrower (the “Borrower”), Bank of America N.A. as administrative agent (in such capacity the “Administrative Agent”) and the Lenders (as defined therein).

W I T N E S S E T H

WHEREAS, the Borrower and the Administrative Agent and the lenders party thereto (the “Lenders”) entered into that certain Credit Agreement, dated June 30, 2009 (the “Credit Agreement”) pursuant to which, among other things, the Lenders provided revolving loans, letters of credit and swing line loans to the Borrower;

WHEREAS, in connection with the Credit Agreement, the Borrower executed the Forbearance Agreement, pursuant to which, among other things, the Administrative Agent and the Lenders agreed to forbear from exercising remedies under the Credit Agreement for a limited period of time, and the Borrower agreed to certain adjustments in the pricing and availability of Letters of Credit during the forbearance period;

WHEREAS, the Borrower has requested that the Administrative Agent amend the Forbearance Agreement as set forth herein, and the Administrative Agent is willing to do so, but only on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Terms defined in the Forbearance Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Forbearance Agreement. Terms defined and used in this Second Amendment shall have the meanings given to them in this Second Amendment.

ARTICLE II

AMENDMENT

Section 1 (Forbearance) of the Forbearance Agreement is hereby amended by deleting the first sentence of Section 1 and replacing it with the following:

“The Administrative Agent and the Secured Parties hereby agree to forbear from enforcing their remedies against the Borrower with respect to the Specified Defaults during the period beginning February 4, 2011 through the earlier of (a) the date of the occurrence of any

EXECUTION COPY

Default or Event of Default other than the Specified Defaults and (b) October 17, 2011 (the “Forbearance Period”).”

ARTICLE III

EFFECTIVE DATE

This Second Amendment shall become effective as of the date first written above (the “Second Amendment Effective Date”) upon the receipt by the Administrative Agent of (a) counterparts of this Second Amendment duly executed and delivered by the Borrower and the Administrative Agent and (b) counterparts of a consent with respect to the Second Amendment duly executed and delivered by Lenders constituting Required Lenders.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Continuing Effect of the Forbearance Agreement. The Borrower and the Administrative Agent hereby acknowledge and agree that the Forbearance Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby, and is hereby in all respects ratified and confirmed. Any terms or conditions contained in this Second Amendment shall control over any inconsistent terms or conditions in the Forbearance Agreement.

Section 4.2 No Waiver. Nothing contained in this Second Amendment shall be construed or interpreted or is interpreted or intended as a waiver of or any limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Forbearance Agreement or applicable law on account of any Default or Event of Default or otherwise.

Section 4.3 Representations and Warranties. Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Second Amendment, all representations and warranties contained in the Forbearance Agreement and in all other Loan Documents are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent any of such representations and warranties relate to a specific date, in which case such representations and warranties shall be deemed true and correct on and as of such date.

Section 4.4 Reaffirmation of Covenants. Borrower hereby expressly reaffirms each of the covenants made by it in the Forbearance Agreement.

Section 4.5 Reference to and Effect on the Loan Documents. On and after the date hereof and the satisfaction of the conditions contained in Article III of this Second Amendment, each reference in the Forbearance Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Forbearance Agreement”, shall mean and be a reference to the Forbearance Agreement as amended hereby. For purposes of the Forbearance Agreement, all of the agreements of the Borrower contained in this Amendment shall be deemed to be, and shall be, agreements under the Forbearance Agreement.

EXECUTION COPY

Section 4.6 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission or electronic mail) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission or electronic mail shall be effective for all purposes hereof.

Section 4.7 GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES TO FOLLOW]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective proper and duly authorized agents as of the date first written above.

BORROWER:

HILL INTERNATIONAL, INC.

By:	/s/ Irvin E. Richter
Name:	Irvin E. Richter
Title:	Chairman & CEO

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Christine Trotter
Name:	Christine Trotter
Title:	Assistant Vice President

4